Exhibit 99.1

Power REIT Acquires Properties in Colorado for Greenhouse Cannabis Cultivation in Highly Accretive Transaction

Enters into Long-Term Lease with Cloud Nine Farms – a Minority Owned Business

Old Bethpage, New York, April 20, 2021 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”) today announced that it has acquired two adjacent property parcels totaling 4.0 acres in Crowley County, Colorado (the “Property”) through a wholly owned subsidiary (“PropCo”). The Property is strategically located in a very favorable business setting of Southern Colorado that offers a growing environment for efficient and sustainable greenhouse cultivation.

As part of the transaction, Power REIT has agreed to fund the construction of an approximately 38,440 square foot greenhouse cultivation facility. Power REIT’s total capital commitment for the project is approximately $2.95 million including the land acquisition cost.

LEASE STRUCTURE

Concurrent with the acquisition, PropCo entered into a 20-year “triple-net” lease (the “Lease”) with Cloud Nine Farms LLC (“Cloud Nine”), a minority owned business that is owned by Mr. Joel Perez, a seasoned entrepreneur with extensive experience in the construction industry. Mr. Perez will operate the cannabis cultivation facility along with a team of experienced operators that specializes in the Colorado marketplace for cannabis cultivation, development, and supply chain logistics.

The lease requires Cloud Nine to pay all property related expenses including maintenance, insurance and taxes. After the initial 20-year term, The Lease provides two, five-year renewal options and has a personal guarantee from the owner of Cloud Nine. As mandated by the Lease, Cloud Nine will maintain a medical marijuana license and will operate in accordance with all Colorado and municipal regulations. The Lease also prohibits retail sales from the Property.

After an initial deferred rent period to allow for construction, the rental payments enumerated in the Lease provide PropCo with a full return of its invested capital over the next three years after which PropCo receives an approximately 13% yield increasing thereafter at a rate of 3% per annum.

The Lease, as structured, is immediately accretive to Core FFO and by adding straight-line annual rent of approximately $552,870, representing an unleveraged FFO yield of approximately 18.7% on the invested capital.

David Lesser, Power REIT’s Chairman and CEO, commented, “We continue to deploy capital on a highly accretive basis that supports our investment thesis of investing in sustainable properties. Southern Colorado continues to represent a compelling opportunity for our investment strategy in cannabis cultivation facilities. We believe that each additional acquisition diversifies our tenant concentration and further improves our focused strategy within this vibrant market, which we believe has significant runway for growth.”

Joel Perez, Cloud Nine’s President, commented, “Power REIT is providing Cloud Nine with a unique opportunity to dramatically scale our business through a prudent, accelerated growth plan. We are very excited about our future prospects and are looking forward to getting this property operational as quickly as possible and moving onto additional phases of expanding the cultivation area with Power REIT’s support.”

FORWARD CORE FFO PER SHARE

Power REIT has now deployed approximately $10 million of capital from its recently closed Rights Offering across several transactions. This leaves approximately $26.5 million to deploy. Power REIT’s current run-rate of FFO based solely on transactions closed and not taking into account deployment of additional capital is approximately $6.6 million as described in our most recently published Investor Presentation which is available at: www.pwreit.com/investors

Reflecting the impact of Power REIT’s recent Rights Offering and assuming the full deployment of its remaining proceeds into additional acquisitions at an average 16% yield to common equity, we foresee a forward Core FFO per share run rate of $3.18. However, it is important to understand that near-term quarterly results could be below this run-rate due to uncertainty of transaction timing and dilution from the additional shares issued pursuant to the Rights Offering that generated the available cash on Power REIT’s balance sheet for investment.

The following table provides a roadmap and sensitivity analysis for forward Core FFO per share:

Common Shares Outstanding (Pre Rights Offering)		1,916,139
Shares Sold in Rights Offering		1,383,394
Total Shares Outstanding (Post Rights Offering)		3,299,533

Rights Offering Price		$26.50
Rights Offering Capital Raise - Gross		$36,659,941
Proceeds Net of Costs (est.)	0.25%	$36,568,291

Announced Transactions Using Proceeds from Rights Offering:
Apotheke		1,813,398
Canndescent		2,685,000
Grail Project Expansion		517,663
Gas Station		2,118,717
Cloud Nine		2,947,905
Total		10,082,683
Remaining Rights Offering Proceeds for Investment		$26,485,608

Unleveraged FFO Yield on Investments (Net)	14.0%	16.0%	18.0%
Annualized Run Rate Core FFO Guidance (existing portfolio)	$6,558,874	$6,558,874	$6,558,874
Incremental FFO from Acquisitions with remaining RO Proceeds	3,707,985	4,237,697	4,767,409
Incremental G&A to expand Power REIT team	(300,000)	(300,000)	(300,000)
Annualized Run Rate Pro Forma Core FFO	9,966,859	10,496,571	11,026,283

Annualized Run Rate Pro Forma Core FFO Per Share	$3.02	$3.18	$3.34
Increase from Q4 2020	48%	56%	64%

Mr. Lesser, concluded “We have generated dramatic growth since July 2019 when we embarked on our new business plan focused on Controlled Environment Agriculture properties. Power REIT’s relatively small size combined with the attractive investment yields that we are generating through CEA property acquisitions, positions us for continued outpaced growth. We believe Power REIT represents an attractive investment proposition based on our relatively low trading multiple than REIT peers with a clear growth trajectory.

UPDATED INVESTOR PRESENTATION

Power REIT has posted an updated investor presentation which is available using the following link: https://www.pwreit.com/investors

Statement on Sustainability

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture (CEA Facilities), Renewable Energy and Transportation.

CEA Facilities, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

About Power REIT

Power REIT is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture for the cultivation of food and cannabis.

Power REIT is focuses on the “Triple Bottom Line” with a commitment to Profit, Planet and People…

Additional information about Power REIT can be found on its website: www.pwreit.com

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONACT:

David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com